Exhibit 99.1

Immersion Corporation Reports Second Quarter 2022 Results

AVENTURA FL, August 15, 2022 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the second quarter ended June 30, 2022.
Second Quarter Financial Summary:
•    Total revenues of $8.0 million, compared to $11.0 million in the second quarter of 2021. Royalty and license revenues were $7.9 million, compared to $10.9 million in the second quarter of 2021.
•    GAAP operating expenses of $3.9 million declined 25% from $5.2 million in the second quarter of 2021. Non-GAAP operating expenses of $2.9 million declined 23% from $3.8 million in the second quarter of 2021. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
•    GAAP net loss was $1.8 million, or $0.05 per diluted share, compared to GAAP net income of $5.3 million, or $0.17 per diluted share, in the second quarter of 2021.
•    Non-GAAP net loss was $1.1 million, or $0.03 per diluted share, compared to non-GAAP net income of $7.2 million, or $0.23 per diluted share in the second quarter of 2021.
•Cash, cash equivalents and short-term investments was $136.9 million as of June 30, 2022.

“It was a productive quarter for Immersion,” said Francis Jose, CEO. “Most notably, we took strong initial steps to ensure that our intellectual property for the AR/VR/metaverse market is recognized by filing a legal complaint in the United States District Court of the Western District of Texas against Meta Platforms, Inc. that alleges infringement on six Immersion patents. We look forward to prosecuting this case and seeking out other opportunities to monetize our intellectual property, either through the execution of licenses or by proactive enforcement.”

“Subsequent to quarter end, we were pleased to close a multi-year renewal license with Google / FitBit,” added Mr. Jose. “We also partnered with ELAN to make Immersion haptic patent licenses available to PC laptop OEMs through ELAN’s best-in-class Smart-Haptic Pad™ Technology. This is a new market opportunity for us and we believe PC laptop OEMs will benefit by providing a thinner and more compelling user experience.”

“Our core business continued to generate solid operating profits in the quarter, although these results were obfuscated by asset market volatility which led to negative mark-to-market results in our associated marketable securities portfolio. We repurchased 281,765 shares in the quarter for an average price of $5.45 per share, bringing the total shares repurchased this year to 1,220,546 shares at an average price of $4.90.”

Recent Business Highlights:

•Renewed multi-year agreement with Google pursuant to which Google has obtained a license to Immersion’s patent portfolio for Google and Fitbit products. Other terms of the agreement are confidential.

•Signed license agreement with ELAN Microelectronics Corporation, a leading human-machine interface solution provider, to make Immersion haptic patent licenses available to PC laptop OEMs through ELAN’s best-in-class Smart-Haptic Pad™ Technology.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2021 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$57,390	$51,490
Marketable equity securities	79,476	86,431
Accounts and other receivables	1,923	1,970
Prepaid expenses and other current assets	9,550	13,432
Total current assets	148,339	153,323
Property and equipment, net	376	444
Long-term deposits	4,451	9,658
Marketable debt securities	17,147	7,286
Other assets, net	3,705	4,809
TOTAL ASSETS	$174,018	$175,520
LIABILITIES
Accounts payable	$77	$2
Accrued compensation	1,125	555
Deferred revenue	4,649	4,826
Other current liabilities	13,602	11,247
Total current liabilities	19,453	16,630
Long-term deferred revenue	14,334	16,699
Other long-term liabilities	494	896
TOTAL LIABILITIES	34,281	34,225
STOCKHOLDERS’ EQUITY	139,737	141,295
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$174,018	$175,520
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(1)	(1)	(2)	(2)
Revenues:
Royalty and license	$7,918	$10,881	$15,148	$17,949
Development, services, and other	65	129	143	220
Total revenues	7,983	11,010	15,291	18,169
Costs and expenses:
Cost of revenues	—	41	4	70
Sales and marketing	218	1,194	704	2,300
Research and development	355	1,332	864	2,639
General and administrative	3,304	2,636	6,010	4,860
Total costs and expenses	3,877	5,203	7,582	9,869
Operating Income	4,106	5,807	7,709	8,300
Interest and other income (loss), net	(6,099)	40	(4,065)	(276)
Income (loss) before benefit from (provision for) income taxes	(1,993)	5,847	3,644	8,024
Benefit from (provision for) income taxes	174	(506)	(387)	(647)
Net Income (loss)	$(1,819)	$5,341	$3,257	$7,377
Basic net income (loss) per share	$(0.05)	$0.17	$0.10	$0.25
Shares used in calculating basic net income (loss) per share	33,616	30,982	33,638	29,787
Diluted net income (loss) per share	$(0.05)	$0.17	$0.10	$0.24
Shares used in calculating diluted net income (loss) per share	33,616	31,247	33,955	30,253

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income (loss)	$(1,819)	$5,341	$3,257	$7,377
Add: Benefit from (provision for) income taxes	(174)	506	387	647
Less: Non-GAAP provision for income taxes	(52)	(15)	(83)	(44)
Add: Stock-based compensation	791	1,051	1,932	1,582
Add: Restructuring expense	—	325	—	426
Add: Depreciation and amortization of property and equipment	33	26	68	50
Other nonrecurring charges	$155	$—	$248	$—
Non-GAAP net income (loss)	$(1,066)	$7,234	$5,809	$10,038
Non-GAAP net income (loss) per diluted share	$(0.03)	$0.23	$0.17	$0.33
Shares used in calculating Non-GAAP net income (loss) per diluted share	33,616	31,247	33,955	30,253

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Fixed fee license revenue	$1,246	$1,824	$2,991	$3,099
Per-unit royalty revenue	6,672	9,057	12,157	14,850
Total royalty and license revenue	7,918	10,881	15,148	17,949
Development, services, and other revenue	65	129	143	220
Total revenues	$7,983	$11,010	$15,291	$18,169

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Mobility	58%	61%	59%	64%
Gaming	23%	18%	23%	15%
Automotive	10%	21%	12%	20%
Other	9%	—%	6%	1%
Total revenues	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating expenses	$3,877	$5,162	$7,578	$9,799
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	99	(313)	2	(537)
Stock-based compensation expense - R&D	23	(217)	(81)	(535)
Stock-based compensation expense - G&A	(913)	(521)	(1,853)	(510)
Restructuring expense	—	(325)	—	(426)
Depreciation and amortization expense of property and equipment	(33)	(26)	(68)	(50)
Other nonrecurring charges	(155)	—	(248)	—
Non-GAAP operating expenses	$2,898	$3,760	$5,330	$7,741

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com